United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             June 2, 2008
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8    –  Other Events

Item 8.01        Other Events.

On June 2, 2008, Overseas Shipholding Group, Inc. (“OSG”) issued a press release announcing the formation of Suezmax International, a commercial pool of initially four Suezmax tankers, with Seaarland Shipping Management B.V., a privately held shipping company based in Amsterdam, the Netherlands. Upon completion of their current charters, the Overseas Newcastle, Overseas London, Elisewin and Genmar Hope will begin trading in the pool. In addition, seven newbuild Suezmax tankers are expected to join the pool upon their expected delivery dates. Four 156,000 dwt sister ships under construction at Jiangsu Rongsheng Heavy Industries Group in Nantong, China are expected to deliver commencing in 2009, two chartered-in by OSG and two by Seaarland. Seaarland has also ordered three 165,000 dwt sister ships at Hyundai Heavy Industries, South Korea, that are expected to deliver in the second, third and fourth quarters of 2011.

A copy of the press release is attached to this Report as Exhibit 99 and is hereby incorporated by reference.

Section 9 -      Financial Statements and Exhibits.

Item 9.01         Financial Statements and Exhibits.

(d)     Press Release of OSG dated June 2, 2008.

Exhibit No.	Description
99	Press Release of OSG dated June 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: June 3, 2008	By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release of OSG dated June 2, 2008